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                                                                      Exhibit 99

                  1996 STOCK INCENTIVE PLAN OF BUCA, INC. AND
                       AFFILIATED COMPANIES, AS AMENDED

I.   PURPOSE

     The purpose of the 1996 Stock Incentive Plan (the "Plan") is to afford an incentive to key employees of BUCA, Inc. (the "Company") and its affiliates to acquire a proprietary interest in the Company, to encourage such employees to increase their efforts on behalf of the Company and remain in its employ, and to more closely align the interests of such key employees with those of the Company's shareholders.

II.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:
          A. "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company.

          B. "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or other stock-based award granted under the Plan.

          C. "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          D. "Board of Directors" shall mean the board of directors of the Company.

          E. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          F. "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Section III. If the Board fails to appoint a committee, the Committee shall be the Board of Directors.

          G. "Common Stock" shall mean common stock, par value $.01, of the Company.

          H. "Eligible Employee" shall be any key employee, officer, consultant or independent contractor providing services to the Company or an Affiliate as determined by the Committee.

          I. "Fair Market Value" of Common Stock on any day shall mean the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, for purposes of the Plan, the fair market value of the Common Stock on a given date, if there shall be a public market for the Common Stock, shall be the closing price of the Common Stock as reported by any exchange on which the Common Stock is then traded or the closing price on such date as reported by any generally recognized inter-dealer quotation system.

          J.  "Incentive Stock Option" shall mean a stock option granted under
   Section VI.A. of the Plan that is intended to meet the requirements of
   Section 422 of the Code or any successor provision.

          K. "Non-Qualified Stock Option" shall mean a stock option granted under Section VI.A. which is not intended to be an Incentive Stock Option.

          L. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
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          M.  "Optionee" shall mean a Participant who is granted an Option.

          N. "Participant" shall mean an Eligible Employee who has been granted an Option or other Award under the Plan.

          O. "Performance Award" shall mean any right granted under Section VI.D. of the Plan.

          P. "Restricted Stock" shall mean any Share granted under Section VI.C. of the Plan.

          Q. "Restricted Stock Unit" shall mean any unit granted under Section VI.C. of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          R. "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          S.  "Shares" shall mean shares of Common Stock.

          T.  "Stock Appreciation Right" shall mean any right granted under
   Section VIB of the Plan.

III. ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or Restricted Stock Units; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash or Shares, or canceled, forfeited or suspended;
(vii) determine whether, to what extent, and under what circumstances cash, Shares or other Awards or amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, an Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem proper for the administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee whose determination shall be final, conclusive and binding upon any Participant, beneficiary of any Award and any employee of the Company or any Affiliate.

IV.  SHARES AVAILABLE FOR AWARDS

     A.   Shares Available.  Subject to adjustment as provided in Section
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VII.C., 1,800,000 Shares shall be available for granting Awards under the Plan.
If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, again shall be available for granting Awards under
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the Plan.  In addition, any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award in accordance with the provisions of Section VIII of the Plan, shall again be available for granting Awards under the Plan. If any Shares awarded under the Plan (whether pursuant to stock sales, stock grants or option exercises) are subsequently reacquired by the Company, the number of Shares so reacquired shall again be available for granting Awards under the Plan, provided, however, that the foregoing provision shall not apply to any Shares that were awarded under the Plan pursuant to Incentive Stock Options.

     B.   Accounting for Awards.  For purposes of this Section IV, if an Award
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entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available to granting Awards under the Plan.

     C.   Incentive Stock Options and Non-Qualified Stock Options.
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Notwithstanding the foregoing, the number of Shares available for granting
Incentive Stock Options and Non-Qualified Stock Options under the Plan shall not exceed 1,800,000, subject to adjustment as provided in the Plan and, in the case of Incentive Stock Options, Section 422 or 424 of the Code or any successor provisions.

V.   ELIGIBILITY

     Employees eligible to participate in the Plan and receive Options and Awards under the Plan shall consist of key employees of the Company and Affiliates as determined by the Committee.

VI.  AWARD

     A.   Options.  The Committee is hereby authorized to grant Options to
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Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          1. Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee and, with respect to non-qualified stock option grants, may be less than, equal to or greater than the Fair Market Value of a Share as of the relevant grant date.

          2. Option Term. The term of each Option shall be fixed by the Committee, but in no event shall the term exceed ten (10) years from the date the Option is granted.

          3. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          4. Transferability of Options. Except as provided below, an Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee.
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     Notwithstanding the foregoing, the Committee may determine that an Option may be transferred by the optionee to one or more members of the optionee's immediate family, to a partnership of which the only partners are members of the optionee's immediate family, or to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family. The optionee's immediate family shall be limited to the optionee's spouse, parents, children, grandchildren and the spouses of such persons. No further transfers of an Option may be made beyond the transfers permitted above and a transferred Option shall remain subject to the provisions of the Plan and any Award Agreement evidencing any Award granted under the Plan.

          5. Reload Options. The Committee may grant "reload" options separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of a previously granted Option is made by the delivery of Shares of the Company's Common Stock owned by the Participant; or when Shares are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (a) the number of Shares provided as consideration upon the exercise of the previously granted Option to which such "reload" Option relates; and (b) the number of Shares tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the Option to-which such "reload" Option relates. Such "reload" Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option.

     B.   Stock Appreciation Rights.  The Committee is hereby authorized to
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grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of: (i) the Fair Market Value of one (1) Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall be not less than one hundred percent (100%) of the Fair Market Value of one (1) Share on the date of the grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Rights shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     C.   Restricted Stock and Restricted Stock Units.  The Committee is hereby
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authorized to grant Awards of Restricted Stock and Restricted Stock Units to
Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
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          1.   Restrictions. Shares of Restricted Stock and Restricted
     Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          2. Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear the appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no certificates shall be issued at the time such Awards are granted.

          3. Forfeitures; Delivery of Shares. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee), during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction, shall be forfeited and reacquired by the Company; provided, however, that the Company may, when it finds that waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Certificates representing Shares of Restricted Stock that are no longer subject to restriction shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted stock period relating to Restricted Stock Units evidencing the right to receive Shares, certificates for such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

     D.   Performance Awards.  The Committee is hereby authorized to grant
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Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan: (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities or Awards or other property; and (ii) shall confer upon the holder the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance period as the Committee may establish.

     E.   Other Stock Based Awards.  The Committee is hereby authorized to grant
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to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to, Shares (including without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, that if at the time of such grant the Company has a class of securities registered under the Securities Exchange Act of 1934, such grants must comply with Rule 16b-3 and applicable laws. The Committee shall determine the terms and conditions of such Awards. In no event shall the purchase price for any Shares purchasable in connection with any such Award be less than one hundred percent (100%) of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
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     F.   General Provisions.
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          1.   Awards May Be Granted Separately or Together. Awards
     may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for any other
     Award.

          2. Form of Payment Under Award. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee may determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof).

          3. Restrictions. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such transfer restrictions as the Committee may deem advisable under the Plan and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

VII. AMENDMENT AND TERMINATION; ADJUSTMENT

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the Plan:

     A.   Amendments to the Plan.  The Board of Directors of the Company may
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amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval: (i) would cause Rule 16b-3 to become unavailable with respect to the Plan; or (ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

     B.   Amendments to Awards.  The Committee may waive any condition of, or
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rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein.

     C.   Adjustments.  In the event that any dividend or other distribution,
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whether in the form of cash, Shares, other securities or other property, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, repurchase or exchange of
Shares or other securities of the Company or other similar corporate transaction or event affecting the Shares would be reasonably likely to result in the diminution or enlargement or any of the benefits or potential benefits intended to be made available under the Plan or under an Award, the Committee shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of: (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding awards; and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.
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       D.   Correction of Defects, Omissions and Inconsistencies.  The Committee
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may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

VIII.  INCOME TAX WITHHOLDING

       In order to comply with applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist the Participant in paying all federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by: (i) electing to have the Company withhold a portion of Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

IX.    GENERAL PROVISIONS

       A.   No Right to Award.  No employee, Participant, or other person shall
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have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees, Participants or holders or beneficiaries of Awards under the Plan.

       B.   Delegation.  The Committee may delegate to one or more officers of
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the Company or a committee of such officers the authority, subject to such terms and limitations as the Committee shall determine, to grant awards to key employees who are not officers or directors of the Company for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

       C.   Award Agreements.  No Participant shall have rights under an Award
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granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

       D.   No Limit on Other Compensation Agreements.  Nothing contained in the
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Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

       E.   No Right to Employment.  The grant of an Award shall not be
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construed as giving the Participant the right to be retained in the employ of the Company or its Affiliates. In addition, the Company or its Affiliates may, at any time, dismiss a Participant from employment.

       F.   Governing Law.  The validity, construction and effect of the Plan
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and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Minnesota without consideration of any conflict of law rules.

       G.   No Trust Fund Created.  Neither the Plan nor any Award shall create
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or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the
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Company and a Participant or any other person. To the extent that any person acquires a right to receive payment from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

     H.   No Fractional Shares.  No fractional Shares shall be issued or
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delivered pursuant to the Plan or any Award.

X.   EFFECTIVE DATE AND TERM

     The Plan shall be effective as of the date of its approval by the shareholders of the Company and shall continue in effect for a period of ten
(10) years thereafter unless earlier terminated as provided herein.